UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
___________

Date of Report (Date of earliest event reported):  October 23, 2009
___________

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 910
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On October 28, 2009, Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), announced that it has signed an Asset Purchase Agreement (the "Agreement"), dated October 28, 2009, to acquire substantially all of the assets of Triad Energy Corporation, a West Virginia corporation (“Triad”), and certain of its affiliated entities.  The assets being acquired primarily consist of oil and gas property interests in Kentucky, Ohio and West Virginia.

Pursuant to the terms of the Agreement, Triad Hunter, LLC, a wholly-owned subsidiary of the Company formed for purposes of the acquisition, will acquire the assets for aggregate consideration of approximately $81 million, consisting of $8 million in cash paid to Triad, $15 million of redeemable convertible preferred stock that will be issued by the Company to Triad or its designees, and the Company’s assumption or refinancing of approximately $58 million of bank debt of Triad and its affiliated entities.  In addition, the Company will assume certain liabilities associated with the acquired assets.  As Triad and certain of its affiliated entities have been operating under Chapter 11 protection since December 2008, the Agreement does not include customary indemnification provisions, but does contain closing conditions and representations and warranties that are customary for a transaction of this nature.

Following the signing of the Agreement, Triad and certain of its affiliated entities will file the applicable petitions, motions and other documents to approve the Agreement with the United States Bankruptcy Court for the Southern District of Ohio, Eastern Division (the “Bankruptcy Court”), where Triad and certain of its affiliated entities filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on December 31, 2008.  The Bankruptcy Court will conduct a court-supervised auction process in which Triad will seek competing bids to achieve the highest price possible for the assets.  The Agreement is also subject to certain other closing conditions.  Accordingly, there can be no assurance that the transaction will close.  Subject to such approvals and conditions, it is anticipated that the transaction will close in  January 2010.

In addition, the Agreement further contemplates that the parties or their affiliates will enter into a number of ancillary agreements and arrangements related to the transaction, including, without limitation, (i) the Company will deliver to Triad a signed commitment letter to obtain financing for a new term loan facility with respect to the debt owed by Triad and certain of its affiliates (which commitment letter is described below); (ii) the Company will provide Triad with evidence that it will be able to issue additional common equity of not less than $10 million to be funded prior to the closing of the transaction to fund the working capital needs of Triad’s operating assets; (iii) the Company will enter into employment agreements with certain key employees of Triad and certain of its affiliated entities; and (iv) Company will nominate James R. Bryden, President of Triad, for election to the Company’s Board of Directors, effective as of the closing of the transaction.

The description of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The press release announcing the signing of the Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01  Other Events.

The Company is also filing this Current Report on Form 8-K in order to provide certain supplemental information for potential investors and to incorporate such information by reference in pending and future registration statements under the Securities Act of 1933, as amended.

Commitment Letter with BMO Capital Markets

On October 23, 2009, the Company entered into a commitment letter (the “Commitment Letter”) pursuant to which BMO Capital Markets (“BMOCM”) has committed, subject to the terms and conditions set forth in the Commitment Letter, to provide the Company with a $150 million three-year senior revolving credit facility secured by the Company’s assets (the “Senior Credit Facility”).  The initial borrowing base under the Senior Credit Facility is expected to be $25 million, subject to adjustment from time to time based upon the values assigned to the proved reserves attributable to the Company’s and certain of its subsidiaries’ oil and gas properties.  BMOCM will act as Lead Arranger, Book Runner and Administrative Agent for the Senior Credit Facility.  The Senior Credit Facility will be guaranteed by certain subsidiaries of the Company.

BMOCM’s commitment is subject to a variety of customary closing conditions, including entering into definitive documentation for the Senior Credit Facility no later than November 15, 2009.  Accordingly, there can be no assurance that the Company will enter into the Senior Credit Facility or that the Senior Credit Facility will occur on the terms and conditions described herein.  The Company has agreed to pay certain fees to BMOCM in the event closing occurs under the Senior Credit Facility, in addition to reimbursement of the costs and expenses (including legal fees) incurred by BMOCM regardless of whether the Senior Credit Facility closes.

The Company intends to use the proceeds of the Senior Credit Facility for general corporate purposes and the acquisition of crude oil and natural gas properties, including those in connection with the purchase of Triad’s assets (as described above).

The press release announcing the signing of the Commitment Letter is attached to this Current Report on Form 8-K as Exhibit 99.2.

Triad Energy Corporation Financial Data

Triad’s audited consolidated financial statements and related notes for the years ended December 31, 2008, 2007 and 2006 are attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.  In addition, the unaudited pro forma balance sheet of the Company as of June 30, 2009 and the unaudited pro forma income statement for the year ended December 31, 2008 and the six month period ended June 30, 2009, which each give effect to (i) the purchase of Triad’s assets (including the issuance of redeemable convertible preferred stock by the Company to Triad and its designees as part of the consideration for the assets), (ii) the incurrence of indebtedness by the Company pursuant to the Senior Credit Facility (as described above), (iii) the Company’s proposed issuance of an additional $10 million in common equity and (iv) the proposed issuance of additional common equity expected to occur at or near the closing of the Agreement, are attached as Exhibit 99.4 to this Current Report on Form 8-K and incorporated herein by reference.  The information attached hereto as Exhibits 99.3 and 99.4 are collectively referred to as the “Financial Information.”  The Financial Information includes TriTex Energy, L.L.C., an affiliate of Triad, the assets of which are not being acquired by the Company pursuant to the Agreement, and does not include Alpha Drilling Ltd., an affiliate of Triad, the assets of which are being acquired by the Company pursuant to the Agreement.  The Financial Information should be read in conjunction with the notes thereto and with the consolidated financial statements of the Company and the notes thereto as filed with the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Forward-Looking Statements

This Current Report on Form 8-K (including the information included or incorporated by reference herein) includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Such statements may include, but are not limited to, statements about the benefits of the proposed agreement between the Company and Triad, including future financial and operating results, the plans, objectives, expectations and intentions of the combined company and other statements that are not historical facts.  Such statements are based upon the current beliefs and expectations of the Company’s and Triad’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking information.

The following factors, among others could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed acquisition of the Triad assets will not be realized, or will not be realized within the expected time period, due to, among other things, the risk that the assets will not be integrated successfully, disruption from the asset purchase making it more difficult to maintain business and operational relationships, the possibility that the asset purchase does not close, including, but not limited to, due to the failure to satisfy the closing conditions or obtain the necessary bankruptcy court approvals, the Company’s and Triad’s ability to accurately predict future market conditions; the actual terms of the financing required for the asset purchase and/or the failure to obtain such financing, and the risks of new and changing regulation of the oil and gas industry.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2008, the Registration Statement on Form S-3, as amended, filed by the Company on September 16, 2009, and the Company’s other filings with the Securities and Exchange Commission from time to time. You are cautioned not to place undue reliance on forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statement.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated as of October 28, 2009
23.1	Consent of Malone & Bailey, PC on the December 31, 2008 and 2007 audited financial statements of Mangum Hunter Resources Corporation
23.2	Consent of Appalachian Basin CPAs, Inc. on the December 31, 2008, 2007 and 2006 audited financial statements of Triad Energy Corporation
99.1	Press Release, dated October 29, 2009, regarding Asset Purchase Agreement
99.2	Press Release, dated October 26, 2009, regarding Commitment Letter
99.3	Triad Energy Corporation audited consolidated financial statements and related notes for the years ended December 31, 2008, 2007 and 2006
99.4	Unaudited pro forma financial statements and related notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: October 28, 2009	By:	/s/ Gary C. Evans
Name: Gary C. Evans
Title: Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated as of October 28, 2009
23.1	Consent of Malone & Bailey, PC on the December 31, 2008 and 2007 audited financial statements of Magnum Hunter Resources Corporation
23.2	Consent of Appalachian Basin CPAs, Inc. on the December 31, 2008, 2007 and 2006 audited financial statements of Triad Energy Corporation
99.1	Press Release, dated October 29, 2009, regarding Asset Purchase Agreement
99.2	Press Release, dated October 26, 2009, regarding Commitment Letter
99.3	Triad Energy Corporation audited consolidated financial statements and related notes for the years ended December 31, 2008, 2007 and 2006
99.4	Unaudited pro forma financial statements and related notes